EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

BlackRock Capital Investment Corporation:

We consent to the incorporation by reference in Registration Statement No. 333- 230610 on Form N-2 of our report dated March 3, 2021, relating to the consolidated financial statements and consolidated financial highlights of BlackRock Capital Investment Corporation and subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

New York, New York

March 3, 2021